DONALD A. RETT
                                 ATTORNEY AT LAW
                      2804 Remington Green Circle - Suite 4
                           Tallahassee, Florida 32308
Telephone  850.386.6060                                    P.O. Box 12429
Facsimile   850.385.8220                                   Tallahassee, FL 32317
                                December 17, 2001



Board of Directors
Attention: Jonathan Moore, Chair
Universal Beverages Holding Corporation
3301 West Main Street
Leesburg FL 34748

Gentlemen:

Effective immediately, I resign from the Board of Directors of Universal Beverages Holding Corporation, as well as from the Board of Universal Beverages, Inc., should I be a Member of such Company's Board.

My reasons are identical to those mentioned to the Board in letters from John Koelle and Carlos Ripley, both dated December 16, 2001, which need not be recited here. However, in addition, I would cite your actions, and those of Ms. Mendius, in obtaining an injunction against the Board in February of 2001, using a materially false affidavit to accomplish your purpose - which resulted in exacerbating the problems inherited from your prior regime.

Because this resignation is for cause within the meaning of Form 8-K, I request that Universal Beverages Holding Corporation file a Form 8-K and include a copy of this letter. I am e-mailing this letter to all board members that have addresses for, and is being fax'd to corporate counsel, in Jacksonville, FL.



/s/Donald A. Rett